Exhibit 99.1

N E W S    R E L E A S E

Contacts:

For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR

FISCAL YEAR 2009 FIRST QUARTER

First Quarter Highlights:

•	Consolidated net sales growth of 7.6%

•	Physician Business net sales growth of 8.2%

•	Elder Care Business net sales growth of 5.8%

•	Consolidated income from operations growth of 24.5% to $18.1 million

•	Consolidated operating margin growth of 52 basis points to 3.8%

•	Physician Business operating margin growth of 66 basis points to 6.7%

•	Elder Care Business operating margin growth of 43 basis points to 3.9%

•	Consolidated earnings per diluted share growth of 30.8% to $0.17

•	Consolidated cash flow from operations of $13.7 million

Jacksonville, Florida (July 23, 2008) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2009 first quarter ended June 27, 2008.

David A. Smith, Chairman and Chief Executive Officer, commented, “We are ahead of schedule in both strategic investments and identifying opportunities for profitable growth. We are very concerned about the well-being of our customers and employees. Our customer programs are gaining traction and offer timely solutions for the current economic conditions. For our employees, we have initiated several creative programs designed to help offset their economic challenges and improve company-wide performance. We are focused on successful execution of our plans and continued value creation for our shareholders.”

Net sales for the three months ended June 27, 2008, were $472.2 million, an increase of 7.6%, compared with net sales of $438.9 million for the three months ended June 29, 2007. Net sales for the three months ended June 27, 2008, for the Physician Business increased by 8.2%, while net sales for the Elder Care Business increased by 5.8%. Income from operations for the three months ended June 27, 2008, was $18.1 million compared with income from operations for the three months ended June 29, 2007, of $14.5 million. Net income for the three months ended June 27, 2008, was $10.3 million, or $0.17 per diluted share, compared with net income for the three months ended June 29, 2007, of $8.7 million, or $0.13 per diluted share.

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PSSI Reports Results For Fiscal Year 2009 First Quarter

July 23, 2008

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Both our businesses grew profitably in the first quarter, improving consolidated operating margin by 52 basis points. The Company also generated $13.7 million of cash flow from operations during the quarter, further strengthening our balance sheet.

“Current economic conditions are presenting challenges for our customers, employees and manufacturing partners, but are also surfacing some exciting opportunities for innovation, share gains and strategic acquisitions.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2009 first quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on July 24, 2008, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2009 First Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the introduction of new products and services offered by us and our competitors; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal Year 2009 First Quarter

July 23, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended
	June 27, 2008	June 29, 2007
Net sales	$472.2	$438.9
Cost of goods sold	333.3	311.2

Gross profit	138.9	127.7
General and administrative expenses	89.6	83.6
Selling expenses	31.2	29.6

Income from operations	18.1	14.5

Other (expense) income:
Interest expense	(1.7)	(1.4)
Interest and investment income	—	0.5
Other income	0.7	0.6

	(1.0)	(0.3)

Income before provision for income taxes	17.1	14.2
Provision for income taxes	6.8	5.5

Net income	$10.3	$8.7

Earnings per share – basic	$0.17	$0.13

Earnings per share – diluted	$0.17	$0.13

Weighted average shares (in thousands):
Basic	61,003	66,793
Diluted	61,723	68,765

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PSSI Reports Results For Fiscal Year 2009 First Quarter

July 23, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in millions except share data)

	June 27, 2008	March 28, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$29.8	$21.1
Accounts receivable, net	227.7	237.2
Inventories	192.7	190.8
Deferred tax assets, net	8.5	10.5
Prepaid expenses and other	26.2	48.8

Total current assets	484.9	508.4

Property and equipment, net	91.9	90.7

Other Assets:
Goodwill and intangibles, net	138.1	137.0
Other	81.9	78.7

Total assets	$796.8	$814.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$128.7	$135.9
Accrued expenses	38.1	46.1
Current portion of long-term debt (1)	150.8	151.0
Revolving line of credit	50.0	70.0
Other	8.0	11.9

Total current liabilities	375.6	414.9
Long-term debt, excluding current portion	0.7	0.7
Other noncurrent liabilities	68.6	64.2

Total liabilities	444.9	479.8

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 62,149,938 and 61,847,679 shares issued and outstanding at June 27, 2008, and March 28, 2008, respectively	0.6	0.6
Additional paid-in capital	200.0	195.7
Retained earnings	147.0	136.7
Accumulated other comprehensive income	4.3	2.0

Total shareholders’ equity	351.9	335.0

Total liabilities and shareholders’ equity	$796.8	$814.8

(1)	During the first quarter of fiscal year 2009, the Company corrected the classification of its $150 million 2.25% senior convertible notes at March 28, 2008, from long-term debt to short-term debt.

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PSSI Reports Results For Fiscal Year 2009 First Quarter

July 23, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	June 27, 2008	June 29, 2007
Cash Flows From Operating Activities:
Net income	$10.3	$8.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for deferred income taxes	2.2	0.2
Depreciation	4.8	4.6
Amortization of intangible assets	1.3	1.5
Provision for doubtful accounts	1.8	1.0
Noncash compensation expense	1.6	0.7
Amortization of debt issuance costs	0.3	0.3
Provision for deferred compensation	0.6	1.3
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	8.5	2.0
Inventories	(1.5)	(11.3)
Prepaid expenses and other current assets	0.1	0.8
Other assets	(1.2)	(7.0)
Accounts payable	(7.8)	8.5
Accrued expenses & other liabilities	(7.3)	8.0

Net cash provided by operating activities	13.7	19.3

Cash Flows From Investing Activities:
Payments for business acquisitions, net of cash acquired	(2.6)	(14.8)
Payments for investment in available for sale securities	—	(22.5)
Capital Expenditures	(5.8)	(4.9)
Payments for signing bonuses	(0.1)	(0.1)
Proceeds from sale of available for sale securities	21.0	—

Net cash provided by (used in) investing activities	12.5	(42.3)

Cash Flows From Financing Activities:
Net payments on the revolving line of credit	(20.0)	—
Proceeds from exercise of stock options	2.4	0.4
Excess tax benefits from share-based compensation arrangements	0.4	0.1
Payments under capital lease obligations	(0.3)	(0.2)

Net cash (used in) provided by financing activities	(17.5)	0.3

Net increase (decrease) in cash and cash equivalents	8.7	(22.7)
Cash and cash equivalents, beginning of period	21.1	46.7

Cash and cash equivalents, end of period	$29.8	$24.0

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